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                                                                     EXHIBIT 2.5

                         AMENDMENT NO. 1 AND WAIVER TO
                       AMENDED AND RESTATED RECEIVABLES
                       PURCHASE AND SERVICING AGREEMENT


          AMENDMENT NO. 1 AND WAIVER dated as of November 7, 1996 among Merisel Capital Funding, Inc. (the "Seller"), Redwood Receivables Corporation (the "Purchaser"), General Electric Capital Corporation (the "Operating Agent" and "Collateral Agent") and Merisel Americas, Inc. (the "Servicer").

          WHEREAS, the Seller, the Purchaser, the Operating Agent, the Collateral Agent and the Servicer are parties to an Amended and Restated Receivables Purchase and Servicing Agreement dated as of September 27, 1996 (the "Purchase Agreement").

          WHEREAS, the parties to the Purchase Agreement desire to amend such Purchase Agreement.

          WHEREAS, as of the fiscal quarter ended September 28, 1996, the Seller breached certain financial covenants contained in the Purchase Agreement and the Seller and Servicer have requested that the Purchaser, the Operating Agent and the Collateral Agent waive such breaches, subject to the terms and conditions hereof.

          THE PARTIES AGREE AS FOLLOWS:

          1.  Definitions.  All capitalized terms used herein, unless
              -----------
otherwise defined, are used as defined in the Purchase Agreement.

          2.  Amendment to Purchase Agreement.
              -------------------------------

          (a) Section 2.04(d) of the Purchase Agreement is amended by deleting the phrase "Outstanding Balance" which appears in the first sentence thereof and substituting in lieu thereof the phrase "Billed Amount less all payments received from the Obligor with respect thereto".

          (b) Section 4.02(b) of the Purchase Agreement is amended by adding the phrase "and is able to bring suit or otherwise enforce its remedies through judicial process against each Obligor of a Transferred Receivable" to the end thereof.

          (c) Section 4.02(l) of the Purchase Agreement is amended by adding the phrase "each Originator and" before
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the phrase "the Servicer" each time such phrase appears therein.

          (d) Section 5.01(i) of the Purchase Agreement is amended by (i) adding the phrase "fees and" before the word "disbursements" and (ii) adding the phrase "after October 1, 1996" after the word "disbursements".

          (e) Section 6.02(c) of the Purchase Agreement is amended by deleting the phrase "and after" and adding the phrase "and any date thereafter" after the term "Facility Termination Date".

          (f) Section 6.03(c)(ii) of the Purchase Agreement is amended by deleting the reference "6.02(a)(v)" and substituting in lieu thereof "6.02(a)(vi)".

          (g)  Section 6.04(a) of the Purchase Agreement is amended by

               (i) changing "12:00 p.m." to "1:00 p.m. and adding the phrase "(and if later than 12:00 p.m., the Operating Agent shall notify the Seller and Servicer by 12:00 p.m. of the amounts to be disbursed on such Settlement Date under this Section 6.04(a))" after the term "Settlement Date" the first time such term appears;

               (ii)  deleting the phrase "minus the Margin" in clause (i) (A);
     and

               (iii) deleting the text contained in clause (ii) and substituting in lieu thereof the phrase "[INTENTIONALLY OMITTED]".

          (h)  Section 6.05(b)(ii) of the Purchase Agreement is amended by

               (i) deleting the word "such" the third time it appears therein and substituting in lieu thereof the word "the"; and

               (ii) adding the phrase "of maturity of the Commercial Paper maintaining such Capital Investment" after the word "date" in the last line therein.

          (i) Section 6.05(b)(iv)(B) of the Purchase Agreement is amended by deleting the phrase "the balance"

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and substituting in lieu thereof the phrase "all amounts remaining in the
Deferred Purchase Price Sub-Account".

          (j) Section 6.05(b)(viii) of the Purchase Agreement is amended by deleting the phrase "(c)(i)-(c)(v)" and substituting in lieu thereof the phrase "(c)(i)-(c)(vi)".

          (k)  Section 6.05(c) of the Purchase Agreement is amended by

               (i)   adding the phrase "to the extent not paid pursuant to
     Section 6.05(b)(v)" to the end of clause (iv)(A) thereof;

               (ii) adding the phrase "any other amounts," before the first word of clause (iv)(C) thereof;

               (iii) adding a new clause (v) to read: "(v) to the Collateral Account, an amount equal to (A) accrued and unpaid Daily Yield minus (B) the sum of (i) amounts paid pursuant to Section 6.05(c)(i)(A), (ii) amounts paid pursuant to Section 6.05(c)(ii)(A), and (iii) amounts paid under
     Section 6.05 (c)(iv)(A) to the extent not paid pursuant to Section 6.05(b)(vi);

               (iv) redesignating clauses (v) and (vi) as (vi) and (vii), respectively; and

               (v)   changing the reference from "(c)(v)" to "(c)(vi)" in clause
     (vii) (after redesignation).

          (l)  Section 6.05(d) of the Purchase Agreement is amended by

               (i) deleting the word "after" which appears as the first word therein and substituting in lieu thereof the word "on";

               (ii) adding the phrase "and after any date thereafter" after the term "Facility Termination Date"; and

               (iii) deleting the word "day" and substituting in lieu thereof the phrase "such date".

          (m)  Section 6.07(a) of the Purchase Agreement is amended by

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               (i)   deleting the word "and" the first time it appears therein;
and

               (ii) adding the phrase "and (d)" after the designation "(c)" the first time such designation appears therein.

          (n) Section 7.06(g) of the Purchase Agreement is amended by deleting the word "are" which appears in the second line therein and substituting in lieu thereof the phrase "were, immediately prior to the transfer to the Purchaser pursuant to this Agreement,".

          (o) Section 14.06 of the Purchase Agreement is amended by adding a new sentence at the end thereof to read as follows: "Whenever the Seller or the Servicer, as the case may be, is required or permitted to obtain the consent of the Purchaser under this Agreement, such consent shall be obtained only in the form of a prior written consent of the Purchaser.

          (p) Section 14.07(b) of the Purchase Agreement is amended by deleting the word "exclusive".

          (q) Exhibit H of the Purchase Agreement is amended by (i) making the following revisions to the table entitled "FINANCIAL COVENANTS": (A) changing the figure "150,000,000" to "100,000,000" and (B) changing the ratio "1.5 to 1"
to "1.2 to 1" (ii) adding the phrase "and any write-downs in connection with the sale of any Subsidiaries of the Parent", after the word "adjustments", in the definition "Tangible Net Worth" and (iii) deleting the date "December 28, 1996" which appears in the first line of the last paragraph thereof and substituting in lieu thereof the date "January 3, 1998".

          3.  Waiver of Purchase Agreement.  The Operating Agent, the
              ----------------------------
Collateral Agent and the Purchaser agree to waive the Termination Event resulting from the breach of the Fixed Charge Coverage Ratio and the Tangible Net Worth covenant contained in Exhibit H of the Purchase Agreement as applicable to the Seller for the fiscal quarter ended September 28, 1996.

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          4.  Conditions Precedent.
              --------------------

          (a) The effectiveness of this Amendment No. 1 and Waiver is subject to the conditions precedent that the Collateral Agent, the Operating Agent and the Purchaser shall have received each of the following, in form and substance satisfactory to each such party:

               (i) an executed copy of Amendment No. 1 to the Amended and Restated Receivables Transfer Agreement (the "Transfer Agreement Amendment")

               (ii) a certificate of the Secretary of each of the Seller and the Servicer, dated the date of this Amendment No. 1 and Waiver and certifying (A) that attached thereto is a true and complete copy of a resolution of the Board of Directors of the Seller or the Servicer, as the case may be, authorizing the execution, delivery and performance of this Amendment No. 1 and Waiver, the Transfer Agreement Amendment, and all other documents required or necessary to be delivered hereunder and that such resolution has not been modified, rescinded or amended and is in full force and effect, (B) as to the incumbency and specimen signature of each Person's officers executing this Amendment No. 1 and Waiver, the Transfer Agreement Amendment, and all other documents required or necessary to be delivered hereunder and (C) that each of the representations and warranties made by the Seller and the Servicer in this Amendment No. 1 and Waiver and in the Transfer Agreement Amendment is true and correct as of the date hereof.

               (iii) Such other approvals, opinions or documents as the Collateral Agent or the Operating Agent may reasonably request.

          5.  Confirmation of Agreement and Loan Documents.  Each of the Seller
              --------------------------------------------
and the Servicer agree that, except for the specific waiver set forth in Section 3 and the specific amendments set forth in Section 2, nothing herein shall be deemed to be a waiver or amendment of any covenant or agreement contained in the Purchase Agreement and each of the other documents executed in connection therewith are ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Purchase Agreement to "this Agreement" and in each of the other documents to be executed in connection

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therewith to the "Purchase Agreement" shall mean the Purchase Agreement as amended by this Amendment No. 1 and Waiver, and as hereinafter amended or restated. Nothing herein shall obligate the Purchaser, the Operating Agent or the Collateral Agent to enter into any future or waiver or amendment (in each case, whether similar or dissimilar).

          6.  Seller's and Servicer's Representations and Warranties.  Each of
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the Seller and the Servicer represents and warrants that:

          (a) this Amendment No. 1 and Waiver has been duly authorized, executed and delivered pursuant to its corporation power;

          (b) this Amendment No. 1 and Waiver constitutes its legal, valid and binding obligation; and

          (c) after giving effect to the amendments referred to herein, there does not exist any Termination Event.

          7.  Waiver by the Seller.  Each of the Seller and the Servicer hereby
              --------------------
waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Purchaser, the Operating Agent and the Collateral Agent arising on or prior to the date hereof in connection with the Purchase Agreement or the transactions contemplated thereunder.

          8.  Counterparts.  Delivery of an executed counterpart of a signature
              ------------
page to this Amendment No. 1 and Waiver by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment No. 1 and Waiver. This Amendment No. 1 and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          9.  Governing Law.  This Amendment No. 1 and Waiver shall be governed
              -------------
by, and construed in accordance with, California law.

          10.  Effective Date of Amendment No. 1 and Waiver.  Upon the execution
               --------------------------------------------
and delivery of this Amendment No. 1 and Waiver by the parties hereto and the satisfaction

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of the conditions precedent set forth in Section 4 herein, the Purchase
Agreement shall be amended by this Amendment No. 1 and Waiver, effective as of the date hereof.

          IN WITNESS WHEREOF, the Seller, the Collateral Agent, the Operating Agent, the Servicer and the Purchaser have caused this Amendment No. 1 and Waiver to be duly executed by their respective authorized officers as of the date and year first above written.


                              MERISEL CAPITAL FUNDING, INC.
                              as Seller


                              By:/s/ Timothy N. Jenson
                                 ---------------------------
                                 Title: Vice President & Treasurer
                                 Name:  Timothy N. Jenson



                              MERISEL AMERICAS, INC.
                              as Servicer


                              By:/s/ Timothy N. Jenson
                                 ---------------------------
                                 Title: Vice President & Treasurer
                                 Name:  Timothy N. Jenson



                              GENERAL ELECTRIC CAPITAL
                                CORPORATION
                              as Purchaser


                              By:/s/ Kathryn A. Cassidy
                                 ---------------------------
                                 Title: Asst. Secretary
                                 Name: Kathryn A. Cassidy



                              REDWOOD RECEIVABLES
                                CORPORATION
                              as Purchaser



                              By:/s/ Walter J. Owens
                                 ---------------------------
                                 Title: Asst. Secretary
                                 Name: Walter J. Owens

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